UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Williams-Sonoma, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

3250 Van Ness Avenue

San Francisco, California 94109

www.williams-sonomainc.com

AMENDMENT AND SUPPLEMENT TO

PROXY STATEMENT

EXPLANATORY NOTE

We are filing this Amendment No. 1 to our Proxy Statement on Schedule 14A, as originally filed with the Securities and Exchange Commission on April 7, 2011, to revise the proposal entitled “Proposal 2 Reincorporation of the Company from California to Delaware.” Since the date of the filing of the Proxy Statement, we have received input from interested parties and, after considering that input, we have determined to delete the requirement in the Amended and Restated Certificate of Incorporation and Delaware Bylaws that would require the holders of at least 10% of the voting power entitled to call a special meeting to have held at least a 10% net long position for at least one year.

Although we believe that longer-term holders of our shares have interests that are more aligned with our longer-term interests, we have concluded that shareholder approval of the Reincorporation is more likely to be achieved if we remove the requirement that those who can call a special meeting have held at least a 10% net long position for at least one year.

This affects the original Proxy Statement as follows:

The phrase, “provided that such holders have held at least a 10% net long position in the company’s outstanding shares for at least one year” is deleted from the W-S Delaware column on page 25.

The phrase, “that such holder or holders have held at least a 10% net long position in the Corporation’s outstanding shares for at least one year; provided, further,” is deleted from Article X of the Williams-Sonoma, Inc. Amended and Restated Certificate of Incorporation on page B-3.

The phrase, “that such holder or holders have held at least a 10% net long position in the Corporation’s outstanding shares for at least one year; provided, further,” is deleted from Section 2.3 of the Amended and Restated Bylaws of Williams-Sonoma, Inc. on page C-4.

You should read this Amendment and Supplement and the original Proxy Statement carefully in making your voting decisions.

A VOTE FOR THE REINCORPORATION PROPOSAL WILL BE A VOTE FOR THE REINCORPORATION PROPOSAL AS AMENDED BY THIS AMENDMENT AND SUPPLEMENT. IF YOU HAVE ALREADY VOTED, YOU DO NOT NEED TO VOTE AGAIN UNLESS YOU WISH TO CHANGE YOUR VOTE. IF YOUR SHARES ARE REGISTERED DIRECTLY IN YOUR NAME, YOU MAY VOTE OR CHANGE YOUR

VOTE THROUGH THE INTERNET OR BY TELEPHONE OR BY RETURNING A HARD COPY OF THE PROXY CARD OR BY ATTENDING AND VOTING AT THE ANNUAL MEETING. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM, YOU SHOULD FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE CLOSE OF VOTING AT THE ANNUAL MEETING AS SET FORTH ON PAGE 5 OF THE ORIGINAL PROXY STATEMENT.

May 16, 2011